As filed with the Securities and Exchange Commission on December 7, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ALLIANCE DATA SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	31-1429215 (I.R.S. Employer Identification No.)
3075 Loyalty Circle
Columbus, Ohio 43219
(Address of principal executive office, including zip code)
(614) 729-4000
(Registrant’s telephone number, including area code)
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Alliance Data Systems Corporation
7500 Dallas Parkway, Suite 700
Plano, Texas 75024
(214) 494-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Seth R. Molay, P.C.
Akin Gump Strauss Hauer & Feld LLP
2300 N. Field Street, Suite 1800
Dallas, TX 75201
(214) 969-2800
(214) 969-4343 (facsimile)
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Secondary Offering:
Common stock, par value $0.01 per share	1,903,868	$74.07	$141,019,502.76	$15,385.23

(1)
The proposed maximum offering price per unit and the proposed maximum aggregate offering price were estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices for our common stock as quoted on the New York Stock Exchange on November 30, 2020, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

Prospectus
Up to 1,903,868 Shares
Alliance Data Systems Corporation
Common Stock
This prospectus relates to the proposed resale from time to time of up to 1,903,868 shares of our common stock, par value $0.01 per share, by the selling stockholders identified herein. The selling stockholders acquired these shares from us on December 3, 2020 in the merger under the terms and conditions of the Agreement and Plan of Merger, dated as of October 28, 2020, by and among us, Rise Merger Sub, Inc., Lon Inc. and Fortis Advisors LLC, as the equityholders’ representative, which agreement is referred to in this prospectus as the Merger Agreement. Pursuant to the Merger Agreement, we acquired Lon Inc. through the merger of Lon Inc. and Rise Merger Sub, Inc., which we refer to as the Merger.
The selling stockholders may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of common stock.
We will not receive any proceeds from the sale of the shares by the selling stockholders.
Our common stock is listed on the New York Stock Exchange under the trading symbol “ADS.” On December 4, 2020, the last reported sale price of our common stock was $83.61 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 7, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. You should rely only on the information contained, or incorporated by reference, in this prospectus and any accompanying prospectus supplement, and any free writing prospectus we authorize for use in connection with the applicable offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein or therein and any free writing prospectus we have authorized for use in connection with the applicable offering is accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, and any authorized free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information in any accompanying prospectus supplement or incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. See “Information Incorporated by Reference” in this prospectus.
This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
When used in this prospectus, the terms “Alliance Data Systems,” “Alliance Data Systems Corporation,” “Alliance Data,” the “Company,” “we,” “our” and “us” refer to Alliance Data Systems Corporation and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding strategic initiatives, our expected operating results, future economic conditions including currency exchange rates, future dividend declarations and the guidance we give with respect to our anticipated financial performance. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this report, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, the following:
•
continuing impacts related to COVID-19, including government economic stimulus, relief measures for impacted borrowers and depositors, labor shortages due to quarantine, reduction in demand from clients, supply chain disruption for our reward suppliers and disruptions in the airline or travel industries;

•
loss of, or reduction in demand for services from, significant clients;

•
increases in net charge-offs in credit card and loan receivables and increases in the allowance for loan loss that may result from the application of the current expected credit loss model;

•
failure to identify, complete or successfully integrate or disaggregate business acquisitions or divestitures, including our recent acquisition of Lon Inc. in the Merger;

•
continued financial responsibility with respect to a divested business, including required equity ownership, guarantees, indemnities or other financial obligations;

•
failure to realize expected cost savings from restructuring plans;

•
increases in the cost of doing business, including market interest rates;

•
inability to access financial or capital markets, including the asset-backed securitization funding market or deposits market;

•
loss of active AIR MILES® Reward Program collectors;

•
increased redemptions by AIR MILES Reward Program collectors;

•
unfavorable fluctuations in foreign currency exchange rates;

•
limitations on consumer credit, loyalty or marketing services from new legislative or regulatory actions related to consumer protection and consumer privacy;

•
increases in Federal Deposit Insurance Corporation, Delaware or Utah regulatory capital requirements for banks;

•
failure to maintain exemption from regulation under the Bank Holding Company Act;

•
loss or disruption, due to cyber attack or other service failures, of data center operations or capacity;

•
loss of consumer information due to compromised physical or cyber security; and

•
those factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year as well as those factors discussed in Item 1A of our Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and in the documents incorporated by reference in this prospectus and any subsequent prospectus supplement.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Further risks and uncertainties include, but are not limited to, the impact of strategic initiatives on us or our business if any transactions are undertaken, and whether the anticipated benefits of such transactions can be realized. Any forward-looking statements contained in this prospectus speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

OUR COMPANY
We are a leading provider of data-driven marketing, loyalty and payment solutions serving large, consumer-based industries. We create and deploy customized solutions, enhancing the critical customer marketing experience and measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. We help our partners create and increase customer loyalty each day across multiple touch points using traditional, digital, mobile and emerging technologies. Our Card Services business is a provider of market-leading private label, co-brand and business credit card programs. Our LoyaltyOne® business owns and operates the AIR MILES Reward Program, Canada’s most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.
Our client base of more than 400 companies consists primarily of large consumer-based businesses, including well-known brands such as Victoria’s Secret, Signet, IKEA, Ulta, Caesars Entertainment, Sephora, Bank of Montreal, Amex Bank of Canada, Sobeys Inc., Shell Canada Products, Rewe and Albert Heijn. Our client base is diversified across a broad range of end-markets, including financial services, specialty retail, grocery and drugstore chains, petroleum retail, home furnishings and hardware, beauty and jewelry, hospitality and travel and telecommunications. We believe our comprehensive suite of marketing solutions offers us a significant competitive advantage, as many of our competitors offer a more limited range of services. We believe the breadth and quality of our service offerings have enabled us to establish and maintain long-standing client relationships.
Our principal executive offices are located at 3075 Loyalty Circle, Columbus, Ohio 43219, and our telephone number is (614) 729-4000. Our website address is www.alliancedata.com. Information contained on our website does not constitute part of this prospectus.
Recent Developments
Acquisition of Lon Inc. in the Merger
On December 3, 2020, we acquired Lon Inc., which we refer to in this prospectus as Lon, under the terms and conditions of the Merger Agreement for an estimated aggregate purchase price valued at approximately $450 million at the time of the execution of the Merger Agreement, with the merger consideration consisting of cash, shares of our common stock and a deferred payment. Lon provides technology solutions for merchants to provide digital purchase financing options to customers in the form of installment credit as well as credit and debit multi-pay solutions. The selling stockholders acquired the common stock covered by this prospectus in the Merger in a private placement made only to “accredited investors,” as defined in Rule 501(a) of Regulation D under the Securities Act, pursuant to an exemption from registration provided by Regulation D under the Securities Act. In the Merger, those equityholders of Lon that did not qualify as accredited investors received solely cash merger consideration, all in accordance with the terms and conditions of the Merger Agreement. See “Selling Stockholders” for additional information.

RISK FACTORS
Investment in our common stock involves certain risks. You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Discussion of Critical Accounting Estimates” and in any other filings we made with the SEC prior to the filing of this prospectus, including those incorporated by reference into this prospectus, under the heading “Risk Factors” before investing in our common stock. You should also consider similar information contained in any annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed by us with the SEC after the date of this prospectus before deciding to invest in our common stock. We will also include in any prospectus supplement a description of any other risk factors applicable to an offering contemplated by such prospectus supplement. Additional risks and uncertainties not known to us or that we view as immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment.
USE OF PROCEEDS
All of the shares of common stock covered by this prospectus are being offered and sold by the selling stockholders identified in this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution” for additional information.

SELLING STOCKHOLDERS
We have prepared this prospectus to allow the selling stockholders identified below to offer and sell from time to time up to an aggregate of 1,903,868 shares of our common stock for their own account. The selling stockholders acquired the common stock covered by this prospectus in the Merger completed on December 3, 2020, as discussed in more detail above under the heading “Our Company — Recent Developments — Acquisition of Lon Inc. in the Merger.” We are registering the offer and sale of the shares beneficially owned by the selling stockholders to satisfy certain registration rights that we granted to the selling stockholders under the Merger Agreement. Under the Merger Agreement, we have agreed, subject to certain exceptions, to file with the SEC an automatic shelf registration statement, of which this prospectus forms a part, relating to the resale of shares of common stock received by the selling stockholders in the Merger not later than two business days following the closing of the Merger and keep the registration statement continuously effective until the earlier of (i) December 3, 2021 and (ii) the date on which all of the shares (a) have been disposed pursuant to the registration statement, (b) are eligible for transfer pursuant to Rule 144 or Rule 145 under the Securities Act or (c) cease to be outstanding. This prospectus does not cover subsequent sales of common stock purchased from the selling stockholders identified in this prospectus.
We will pay the expenses relating to the registration of the shares of common stock covered by this prospectus for resale by the selling stockholders under the Securities Act, and the selling stockholders will pay all broker and similar fees, discounts and commissions, and any transfer taxes, relating to the shares of our common stock sold or otherwise disposed by or on behalf of the selling stockholders and all fees and expenses of counsel engaged by the selling stockholders or their representative.
As used herein, the term “selling stockholder” includes the stockholders listed in the table below and their respective donees, pledgees, transferees or other successors in interest selling common stock covered by this prospectus received by them after the date of this prospectus as a gift, pledge, distribution or transfer.
The following table sets forth the maximum number of shares of our common stock that may be sold by each selling stockholder under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of common stock covered by this prospectus. We cannot predict when or in what amount the selling stockholders may sell any of the shares offered by the selling stockholders in this prospectus, if at all. The table also sets forth the name of each selling stockholder, the nature of any position, office or other material relationship that such selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock to be owned by such selling stockholder after completion of the offering.
We prepared the table based on information provided to us by the selling stockholders. We have not sought to verify such information. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the selling stockholders may also change over time.
Except as otherwise indicated, the selling stockholders have sole voting and dispositive power with respect to such shares.

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder(3)	Number	Percent(2)	Number	Number	Percent(2)
Kinnevik AB(4)	275,941	*%	275,941	—	—%
Bessemer Venture Partners IX L.P.(5)	203,336	*%	203,336	—	—%
Bessemer Venture Partners IX Institutional L.P.(5)	162,903	*%	162,903	—	—%
Menlo Ventures XII, L.P.(6)	201,800	*%	201,800	—	—%
Menlo Entrepreneurs Fund XII, L.P.(6)	6,433	*%	6,433	—	—%
MMEF XII, L.P.(6)	6,219	*%	6,219	—	—%
Joshua Abramowitz	172,938	*%	172,938	—	—%
Abramowitz 2014 Family Trust(7)	93,950	*%	93,950	—	—%
RRE Ventures VI, LP(8)	120,481	*%	120,481	—	—%
Daniel Simon	78,918	*%	78,918	—	—%
Colle Logistics Associates LLC(9)	62,954	*%	62,954	—	—%
Colle Finance Associates LLC(9)	47,138	*%	47,138	—	—%
Colle Capital Partners I, L.P.(9)	23,120	*%	23,120	—	—%
Cue Ball Capital, L.P.(10)	36,046	*%	36,046	—	—%
Montage Ventures Fund I, L.P.(11)	27,055	*%	27,055	—	—%
Alexander Joa	23,785	*%	23,785	—	—%
Festival Limited(12)	18,795	*%	18,795	—	—%
Greycroft Partners III, L.P.(13)	17,849	*%	17,849	—	—%
Derek Joyce	15,815	*%	15,815	—	—%
BoxGroup Two LLC(14)	14,205	*%	14,205	—	—%
Clocktower Technologies I LP(15)	13,877	*%	13,877	—	—%
Red Swan Ventures III, L.P.(16)	13,634	*%	13,634	—	—%
VPC Specialty Lending Investments Intermediate, L.P.(17)	12,160	*%	12,160	—	—%
VPC Onshore Specialty Finance Fund II, L.P.(17)	3,312	*%	3,312	—	—%
VPC Offshore Unleveraged Private Debt Fund, L.P.(17)	2,527	*%	2,527	—	—%
VPC Investor Fund C, L.P.(17)	2,462	*%	2,462	—	—%
VPC Investor Fund G-1, L.P.(17)	1,649	*%	1,649	—	—%
VPC Specialty Lending Fund (NE) Ltd.(17)	1,434	*%	1,434	—	—%
TriplePoint Capital LLC(18)	11,307	*%	11,307	—	—%
TriplePoint Private Venture Capital Inc(18)	6,784	*%	6,784	—	—%
Jason Hess	8,865	*%	8,865	—	—%
Ed Cudahy	8,566	*%	8,566	—	—%
Steve Goran	8,428	*%	8,428	—	—%
Foundation Housing Capital LLC(19)	8,087	*%	8,087	—	—%
WGI Group, LLC(20)	7,585	*%	7,585	—	—%
Jon Fougner	7,580	*%	7,580	—	—%

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder(3)	Number	Percent(2)	Number	Number	Percent(2)
Faraz Rana	6,994	*%	6,994	—	—%
Peter Greczner	6,330	*%	6,330	—	—%
Jeremy Bass	6,090	*%	6,090	—	—%
Parilee Wang	5,711	*%	5,711	—	—%
Luke Flemmer	5,679	*%	5,679	—	—%
Zaphira Capital OU(21)	5,377	*%	5,377	—	—%
John M. Goldsmith	5,166	*%	5,166	—	—%
Kathryn Levin	5,100	*%	5,100	—	—%
Ashley Leeds	5,032	*%	5,032	—	—%
SVB Financial Group(22)	4,885	*%	4,885	—	—%
Thomas Lehrman	4,581	*%	4,581	—	—%
Jon Saraniti	4,568	*%	4,568	—	—%
Max Brodsky	4,360	*%	4,360	—	—%
ECEG Partners, LLC(23)	4,351	*%	4,351	—	—%
Morgan Simonson	4,312	*%	4,312	—	—%
Avi Horowitz	4,201	*%	4,201	—	—%
Peter R. Lasusa, Jr.	4,195	*%	4,195	—	—%
Maveron Equity Partners V, L.P.(24)	3,554	*%	3,554	—	—%
Maveron V Entrepreneurs’ Fund, L.P.(24)	441	*%	441	—	—%
MEP Associates V, L.P.(24)	1,195	*%	1,195	—	—%
Andrew Klaber	3,403	*%	3,403	—	—%
Pierre Peigne	3,369	*%	3,369	—	—%
William Massie	3,248	*%	3,248	—	—%
DS Growth Mauritius Limited(25)	3,095	*%	3,095	—	—%
Bryan Fingeroot	3,024	*%	3,024	—	—%
Commerce Ventures Management, LLC(26)	2,887	*%	2,887	—	—%
Trust B U/W Alexander Chapro(27)	2,688	*%	2,688	—	—%
David & Jody Perla	2,654	*%	2,654	—	—%
Zumasaa Ventures LLC(28)	2,649	*%	2,649	—	—%
Peter Lehrman	2,637	*%	2,637	—	—%
DV Family Private Investment – Bread B, LLC(29)	2,535	*%	2,535	—	—%
Paul Mandell	2,513	*%	2,513	—	—%
Brett Cohen	2,292	*%	2,292	—	—%
Drew Carleton	2,101	*%	2,101	—	—%
David H. Schwartz	2,007	*%	2,007	—	—%
Matthew Grodin	1,896	*%	1,896	—	—%
Andrew Levy	1,896	*%	1,896	—	—%
Jim Freeman	1,894	*%	1,894	—	—%
Victoria and William Grace, Joint Tenants	1,894	*%	1,894	—	—%

	Shares of Common Stock Beneficially Owned Prior to the Offering(1)		Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After Completion of the Offering
Name of Selling Stockholder(3)	Number	Percent(2)	Number	Number	Percent(2)
Daniel Perla	1,894	*%	1,894	—	—%
David F. Eisner	1,893	*%	1,893	—	—%
David Hammer	1,852	*%	1,852	—	—%
Jeffrey E. Epstein and Sue H. Epstein, Trustees UTD 6/22/2012(30)	1,826	*%	1,826	—	—%
Alexandre Karam	1,784	*%	1,784	—	—%
Claremount IV, LLC(31)	1,748	*%	1,748	—	—%
Claremount IV Associates, L.P.(31)	52	*%	52	—	—%
David Perla	1,694	*%	1,694	—	—%
Julie Goodwin	1,637	*%	1,637	—	—%
Lucia Baraybar	1,597	*%	1,597	—	—%
Nick Petri	1,508	*%	1,508	—	—%
Amy Pan	1,438	*%	1,438	—	—%
Kyaw Zin Win	1,411	*%	1,411	—	—%
David Eisenberg	1,387	*%	1,387	—	—%
Emily Motayed	1,262	*%	1,262	—	—%
Louse Ng	1,136	*%	1,136	—	—%
JGB Management Inc.(32)	971	*%	971	—	—%
2015 Harteveldt Charitable Remainder Trust(33)	899	*%	899	—	—%
Frederic Mantha	895	*%	895	—	—%
Ryan Elberg	861	*%	861	—	—%
Ryan Berckmans	820	*%	820	—	—%
Zephaniah Grunschlag	764	*%	764	—	—%
Sivabalan Muthukumar	734	*%	734	—	—%
Matt Keleshian	727	*%	727	—	—%
Jorge Olivero	631	*%	631	—	—%
Christina Kung	538	*%	538	—	—%
Yakov Kagan	496	*%	496	—	—%
AJ Legaye	467	*%	467	—	—%
Jerry Kerr	431	*%	431	—	—%
Nancy Lee	376	*%	376	—	—%
Alexander Bisignano	346	*%	346	—	—%
John H. Eley	346	*%	346	—	—%
Tiffany Wong	299	*%	299	—	—%
William A. Ullman	179	*%	179	—	—%
Ishan Guha	117	*%	117	—	—%
Kamran Ansari	110	*%	110	—	—%
Total	1,903,868	4.0%	1,903,868	—	—%

*
Represents less than 1.0%.

(1)
For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As a result, the denominator used in calculating the beneficial ownership among our stockholders may differ.

(2)
Percentage of beneficial ownership is based upon 47,723,365 shares of common stock outstanding as of December 1, 2020. Because the selling stockholders are not obligated to sell any portion of the shares of our common stock shown as offered by them, we cannot estimate the actual number or percentage of shares of our common stock that will be held by the selling stockholders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)
Other than the Merger and the transactions contemplated by the Merger Agreement, none of the selling stockholders has had any material relationship with us, or any of our predecessors or affiliates within the past three years.

(4)
Kinnevik AB is a publically traded company on Nasdaq Stockholm.

(5)
Represents (i) 162,903 shares held by Bessemer Venture Partners IX Institutional L.P., or Bessemer Institutional, and (ii) 203,336 shares held by Bessemer Venture Partners IX L.P, or Bessemer IX, and together with Bessemer Institutional, the Bessemer Entities. Each of Deer IX & Co. L.P., or Deer IX L.P., the general partner of the Bessemer Entities, and Deer IX & Co. Ltd., or Deer IX Ltd., the general partner of Deer IX L.P., has voting and dispositive power over the shares held by the Bessemer Entities. David J. Cowan, Byron B. Deeter, Robert P. Goodman, Jeremy S. Levine, Robert M. Stavis and Adam Fisher are the directors of Deer IX Ltd. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer IX Ltd. acting as an investment committee.

(6)
MV Management XII, LLC, or MV Management, is the general partner of each of Menlo Ventures XII, L.P., or Menlo Ventures, Menlo Entrepreneurs Fund XII, L.P., or Menlo Entrepreneurs, and MMEF XII, L.P., or MMEF, and, collectively with Menlo Ventures and Menlo Entrepreneurs, the Menlo Funds. Mark Siegel, Matt Murphy, Shawn Carolan, Venky Ganesan, Doug Carlisle and John Jarve are controlling individuals of MV Management and have shared voting and dispositive power over the shares held by the Menlo Funds.

(7)
Beth Abramowitz is the trustee of the Abramowitz 2014 Family Trust and has sole voting and dispositive power over the shares held by the trust.

(8)
RRE Ventures VI, LP, or RRE LP, is managed by RRE Advisors LLC, or RRE Advisors, of which Stuart J. Ellman and James D. Robinson are the members, each owning a 50% membership interest in RRE Advisors and having shared voting and dispositive power over the shares held by RRE LP. Stuart J. Ellman, James D. Robinson IV, William D. Porteous and Raju Rishi serve as general partners of RRE LP.

(9)
Colle Partners GP LLC, or Colle Partners GP, is the general partner of Colle Capital Partners I LP, or Colle Partners LP. Victoria Grace is the manager of Colle Partners GP and has sole voting and dispositive power over the shares held by Colle Partners LP. Victoria Grace also manages Colle Logistics Associates LLC and Colle Finance Associates LLC and has sole voting and dispositive power of the shares held by such entities.

(10)
Cue Ball Capital, LLC, or Cue Ball LLC, is the general partner of Cue Ball Capital, L.P., Cue Ball LP. The Cue Ball Group, LLC, or The Cue Ball Group, is the manager and sole member of Cue Ball LLC. Anthony K. Tjan, Brian H. Chu and John D. Hamel are controlling members of The Cue Ball Group and have shared voting and dispositive power over the shares held by Cue Ball LP.

(11)
Todd Kimmel is the general partner for Montage Ventures Fund I, L.P. and has sole voting and dispositive power over the shares held by the fund.

(12)
Stewart Wilkinson is the beneficial owner of the shares held by Festival Limited, or Festival, serves as its investment advisor and has sole voting and dispositive power over the shares held by Festival.

(13)
Greycroft Managers III, LLC, or Greycroft Managers, is the general partner of Greycroft Partners III, L.P., or Greycroft Partners. Dana Settle, Ian Sigalow, John Elton and Mark Terbeek serve as directors of Greycroft Managers and exercise shared voting and dispositive power over the shares held by Greycroft Partners.

(14)
David Tisch is the managing member of Boxgroup Two LLC, or Boxgroup, and exercises voting and dispositive power over the shares held by Boxgroup. Daniel Tisch is the grantor and trustee of the trusts that own the majority interest in BoxGroup and as such is the beneficial owner of Boxgroup.

(15)
Clocktower Technology Ventures LLC, or Clocktower LLC, is the general partner of Clocktower Technologies I LP., or Clocktower LP. Steven Drobny is the managing member of Clocktower LLC and has shared voting and dispositive power over the shares held by Clocktower LP.

(16)
Red Swan Ventures, LLC is the general partner of Red Swan Ventures III, L.P., or Red Swan LP, of which David Eisenberg is the managing partner and exercises sole voting and dispositive power over the shares held by Red Swan LP.

(17)
Represents (i) 12,160 shares held by VPC Specialty Lending Investments Intermediate, L.P., or VPC Specialty Fund, of which VPC Specialty Lending Investments Intermediate GP, LLC is the general partner, (ii) 3,312 shares held by VPC Onshore Specialty Finance Fund II, L.P., or VPC Onshore Fund, of which VPC Specialty Finance Fund GP II, L.P. is the general partner, (iii) 2,527 shares held by VPC Offshore Unleveraged Private Debt Fund, L.P., or VPC Offshore Fund, of which VPC Private Debt Fund GP, L.P. is the general partner, (iv) 2,462 shares held by VPC Investor Fund C, L.P., or VPC C Fund, of which VPC Investor Fund GP C, L.P. is the general partner, (v) 1,649 shares held by VPC Investor Fund G-1, L.P., or VPC G-1 Fund, of which VPC Investor Fund GP G, L.P. is the general partner, and (vi) 1,434 shares held by VPC Specialty Lending Fund (NE), Ltd., or VPC Specialty Fund (NE), and, collectively with VPC Specialty Fund, VPC Onshore Fund, VPC Offshore Fund, VPC C Fund and VPC G Fund are referred to as the VPC Funds. Each of the general partners of the VPC Funds has delegated voting and dispositive powers over the shares to Victory Park Capital Advisors LLC, or Victory Park Advisors, in its capacity as the investment manager of the VPC Funds. Richard Levy, as the Chief Executive Officer of Victory Park Advisors, exercises sole voting and dispositive power over the shares held by VPC Specialty Fund, VPC Onshore Fund, VPC Offshore Fund, VPC C Fund and VPC G Fund. Richard Levy, as the Chief Executive Officer of Victory Park Advisors, and Brendan Carroll, as senior partner and co-founder, share voting and dispositive power of the shares held by VPC Specialty Fund (NE), Ltd. and serve as directors of VPC Specialty Fund (NE).

(18)
James Labe and Sajal Srivastava are the managers of each of TriplePoint Capital LLC and TriplePoint Private Venture Capital Inc., or, together, the TriplePoint Funds, and exercise shared voting and dispositive power over the shares held by the TriplePoint Funds.

(19)
Andrew Schwartzberg, as the sole member of Foundation Housing Capital LLC, or Foundation Housing, has sole voting and dispositive power over the shares held by Foundation Housing.

(20)
Jonah Goodhart, Noah Goodhart and Michael Walrath are members of WGI Group LLC, or WGI Group, and have shared voting and dispositive power over the shares held by WGI Group.

(21)
Adriano Soares de Oliveira Calle Lucas and Andre Gonçalo Mote Alves Ribeiro each own 50% interest in Zaphira Capital OU, serve as its board members and have shared voting and dispositive power over the shares held by this entity.

(22)
SVB Financial Group is a public company traded on The Nasdaq Stock Market LLC.

(23)
Robert L. Harteveldt, as the sole manager of ECEG Partners LLC, or ECEG Partners, has the sole voting and dispositive power over the shares held by ECEG Partners,

(24)
Represents (i) 3,554 shares held by Maveron Equity Partners V, L.P., or Maveron Partners, (ii) 441 shares held by Maveron V Entrepreneurs’ Fund, L.P., or Maveron Entrepreneurs, and (iii) 1,195 shares held by MEP Associates V, L.P., or MEP Associates. Maveron General Partners V, LLC is the general partner of each of Maveron Partners, Maveron Entrepreneurs and MEP Associates. Dan Levitan, Pete McCormick, Jason Stoffer and David Wu are the managing members of Maveron LLC and have shared voting and dispositive power over the shares held by Maveron Partners, Maveron Entrepreneurs and MEP Associates.

(25)
DS Growth Mauritius Limited, or DS Growth, is controlled by Deepak Shahdadpuri, its director, who has sole voting and dispositive power over the shares held by DS Growth.

(26)
Daniel Rosen, as the sole member of Commerce Ventures Management LLC, or Commerce Ventures, has sole voting and dispositive power over the shares held by Commerce Ventures.

(27)
William Ullman, as the trustee of Trust B U/W Alexander Chapro, or Trust B, has sole voting and dispositive power over the shares held by Trust B.

(28)
Zumasaa Ventures LLC, or Zumasaa Ventures, is controlled by Sanjay Kamlani and Varkha Kamlani, who have shared voting and dispositive power over the shares held by Zumasaa Ventures. Sanjay Kamlani is the President and Managing Member of Zumasaa Ventures.

(29)
DV Family Private Investment — Bread B, LLC, or DV Private Investments, is controlled by David Vivero, its managing member, who exercises sole voting and dispositive power over the shares held by DV Private Investments.

(30)
Jeffrey Epstein and Sue Epstein, as trustees for Jeffrey E. Epstein and Sue H. Epstein, Trustees UTD 6/22/2012, or the Epstein Trust, have shared voting and dispositive power over the shares held by the Epstein Trust.

(31)
Represents (i) 1,748 shares held by Claremount IV, LLC, or Claremount IV, and (ii) 52 shares held by Claremount IV Associates, L.P., or Claremount Associates. Claremount IV is controlled by its sole member, Thrive Capital Partners IV, L.P., which is controlled by its sole general partner, Thrive Partners IV GP, LLC, or Thrive LLC. Thrive LLC is the sole general partner of Claremount Associates. Thrive LLC is controlled by Joshua Kushner, its sole managing member, who has sole voting and dispositive power over the shares held by Claremount IV and Claremount Associates.

(32)
Brett Cohen, as President of JGB Management Inc., or JGB Management, has sole voting and dispositive power over the share held by JGB Management.

(33)
Robert L. Harteveldt, as the trustee of the 2015 Harteveldt Charitable Remainder Trust, or the Harteveldt Trust, has sole voting and dispositive power over the shares held by the Harteveldt Trust.

DESCRIPTION OF CAPITAL STOCK
Our Third Amended and Restated Certificate of Incorporation, which we refer to as the charter, and our Fifth Amended and Restated Bylaws, which we refer to as the bylaws, are each filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019 and are incorporated herein by reference. As of December 31, 2019, we had one class of securities, our common stock, outstanding and registered under Section 12(b) of the Exchange Act.
Our common stock is traded on the New York Stock Exchange under the symbol “ADS.” The transfer agent and registrar for our common stock is Computershare Investor Services.
The following summary is not complete. You should refer to the applicable provisions of our charter and bylaws as well as to the General Corporation Law of the State of Delaware, which we refer to as the DGCL, for a complete statement of the terms and rights of our common stock.
Authorized Capital Stock
Our charter currently authorizes issuance of 219,880,000 shares, including 200,000,000 shares of common stock, $.01 par value per share, and 19,880,000 shares of preferred stock, $.01 par value per share, of which 300,000 have been designated as Series A Non-Voting Convertible Preferred Stock. As of December 1, 2020, there were 47,723,365 shares of commons stock and no Series A Non-Voting Convertible Preferred Stock outstanding.
Undesignated Preferred Stock
Our board of directors is authorized to determine the powers, designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof of each class of capital stock and of each series within such class.
Common Stock
The voting, dividend and liquidation rights of the holders of our common stock are subject to and qualified by the rights of the holders of any series of preferred stock.
Dividends
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock that may be issued and outstanding and to restrictions contained in agreements to which we are a party.
Voting Rights
Subject to the rights of holders of any preferred stock that may be issued and outstanding, each share of our common stock entitles the holder to one vote per share on all matters submitted to a vote of stockholders. In general, matters submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” a matter, unless a greater or different vote threshold is required by any applicable law, rule or regulation, the rights of any authorized class of stock, or our charter or bylaws. Other than in a contested election where directors are elected by a plurality vote, a director nominee shall be elected to the board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Holders of our common stock may not cumulate their votes.
Consents in Lieu of Meetings
Any action required to be, or that may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent that is other than unanimous shall be given to those stockholders who have not consented in writing.
Rights upon Liquidation
In the event of our liquidation or dissolution, whether voluntary or involuntary, holders of our common stock will be entitled to receive all our assets available for distribution to our stockholders, subject to the rights of any then outstanding shares of preferred stock.
Other Rights
Holders of our common stock are not entitled to preemptive, conversion or redemption rights and there are no sinking fund provisions applicable to shares of our common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Special Meetings
Special meetings of our stockholders, for any purpose(s), may be called by (i) the chief executive officer or president, (ii) our secretary upon a resolution adopted by a majority of the whole board or (iii) our secretary upon the request of the stockholders of record of at least 25% of our common stock entitled to vote.
Proxy Access
Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two directors or twenty percent of our board of directors, provided that the stockholders and nominees satisfy the requirements specified in our bylaws.
Removal of Directors; Vacancies
Any director may be removed at any annual or special stockholders’ meeting upon the affirmative vote of the holders of more than 50% of the outstanding shares of voting stock entitled to vote on the matter. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.
Other Provisions of Our Charter, Bylaws or the DGCL that May Have Anti-Takeover Effects
Advance Notice Provisions for Stockholder Proposals and Director Nominations
Our bylaws provide that a stockholder must notify us in writing, within timeframes specified in the bylaws, of any stockholder nomination of a director and of any other business that the stockholder intends to bring at a meeting of stockholders. Our bylaws further provide requirements as to the timing, form and content of a stockholder’s notice.
Amendments to our Bylaws
Our charter and bylaws provide that our bylaws may be adopted, amended or repealed by the affirmative vote of the majority of the whole board or by the stockholders at any annual or special meeting providing notice of such action.
Delaware Business Combination Statute
We are subject to the provisions of Section 203 of the DGCL. In general, the statute prohibits a Delaware corporation that has either a class of stock listed on a national stock exchange or at least 2,000 stockholders of record from engaging in a business combination with an interested stockholder (generally, the beneficial owner of 15% or more of the corporation’s outstanding voting stock) for three years following the time the stockholder became an interested stockholder, unless, prior to that time (i) the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) at least two-thirds of the outstanding shares not owned by that interested stockholder approve the business combination or (iii) upon becoming an interested stockholder, that stockholder owned at least 85% of the outstanding shares, excluding those held by officers, directors and some employee stock plans. A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit, other than proportionately as a stockholder, to the interested stockholder.
Registration Rights
Under the Merger Agreement, we have agreed, subject to certain exceptions, to file with the SEC an automatic shelf registration statement, of which this prospectus forms a part, relating to the resale of shares of common stock received by the selling stockholders in the Merger not later than two business days following the closing of the Merger and keep the registration statement continuously effective until the earlier of (i) December 3, 2021 and (ii) the date on which all of the shares (a) have been disposed pursuant to the registration statement, (b) are eligible for transfer pursuant to Rule 144 or Rule 145 under the Securities Act or (c) cease to be outstanding. We will pay the expenses relating to the registration of the shares of common stock covered by this prospectus for resale by the selling stockholders under the Securities Act, and the selling stockholders will pay all broker and similar fees, discounts and commissions, and any transfer taxes, relating to the shares of our common stock sold or otherwise disposed by or on behalf of the selling stockholders and all fees and expenses of counsel engaged by the selling stockholders or their representative.

PLAN OF DISTRIBUTION
The selling stockholders, which term as used in this prospectus includes the selling stockholders listed in the table under the heading “Selling Stockholders” and their respective donees, pledgees, transferees or other successors in interest selling common stock covered by this prospectus received by them after the date of this prospectus as a gift, pledge, distribution or transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock offered by this prospectus or any applicable prospectus supplement on any stock exchange, market or trading facility on which such common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of the offered common stock:
•
sales on the New York Stock Exchange or any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•
an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions; short sales effected after the date of this prospectus;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
broker-dealers may agree to sell a specified number of such common stock at a stipulated price per share;

•
a combination of any such methods of sale;

•
in option transactions; and

•
any other method permitted pursuant to applicable law.

The selling stockholders may elect to make an in-kind distribution of their shares of common stock to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through this registration statement.
The selling stockholders may also sell the shares of common stock under Rule 144 or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, rather than under this prospectus.
The selling stockholders also may transfer their shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.
Other than the Merger and the transactions contemplated by the Merger Agreement, none of the selling stockholders has had any material relationships with us. See “Selling Stockholders” for additional information.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the common stock offered by this prospectus. This prospectus does not contain all of the information that you can find in that registration statement and its exhibits. Certain items are omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered by this prospectus, reference is made to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed with or incorporated by reference as part of the registration statement. We file reports, proxy and information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. The registration statement, including all exhibits thereto and amendments thereof, has been filed electronically with the SEC.
You can also find our SEC filings on our website at www.alliancedata.com. The information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus and any prospectus supplement, or information that we later file with the SEC, modifies and replaces this information. We incorporate by reference the following documents that we have filed with the SEC (except as indicated below with respect to Item 2.02 or Item 7.01 of Form 8-K):
•
our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020; the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2020; our Quarterly Reports on Form 10-Q for the three months ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 6, 2020, August 4, 2020 and November 4, 2020, respectively; Current Reports on Form 8-K, filed on January 3, 2020, January 30, 2020 (reporting Items 8.01 and 9.01), February 7, 2020, February 20, 2020, April 8, 2020, April 23, 2020, June 10, 2020 (other than Item 7.01 and exhibit 99.1), June 26, 2020, July 23, 2020 (reporting Items 8.01 and 9.01), August 20, 2020, September 17, 2020 (other than Item 7.01), September 18, 2020, September 23, 2020, October 29, 2020 (reporting Item 8.01 and 9.01) and December 7, 2020;

•
the Annual Report on Form 11-K relating to the Alliance Data Systems 401(k) and Retirement Savings Plan for the year ended December 31, 2019, filed with the SEC on May 20, 2020; and

•
the description of the common stock contained in our registration statement on Form 8-A12B, filed with the SEC under Section 12 of the Exchange Act, on March 15, 2000, as amended in our registration statement on Form 8-A12B/A filed with the SEC on June 1, 2001, and in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

In addition, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless otherwise stated therein) after the date of this prospectus will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 of the Exchange Act with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus, unless otherwise indicated on such Form 8-K.
We hereby undertake to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the information that has been incorporated by reference into this prospectus (excluding exhibits, unless the exhibits are specifically incorporated). You may request a copy of this prospectus or any of the incorporated documents at no charge to you by writing to Joseph L. Motes III, Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, Alliance Data Systems Corporation, 7500 Dallas Parkway, Suite 700, Plano, Texas 75024; telephone: (214) 494-3000.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the common stock to be offered hereby by the selling stockholders will be passed upon by Akin Gump Strauss Hauer & Feld LLP.
EXPERTS
The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on From 10-K and the effectiveness of Alliance Data Systems Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The statements of net assets available for benefits of Alliance Data Systems 401(k) and Retirement Savings Plan (the Plan) as of December 31, 2019 and 2018, and the related statements of changes in net assets available for benefits for the years then ended, and the related notes and schedule have been audited by Ary Roepcke Mulchaey, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and related notes and schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution.

SEC registration fee	$15,385(1)
Legal fees and expenses	150,000(1)
Accounting fees and expenses	75,000(1)
Printing expenses	10,000(1)
Miscellaneous expenses	25,000(1)
Total	275,385(1)

(1)
Except for the SEC registration fee, all amounts listed in the table above are estimates. See “Selling Stockholders” for additional information regarding expenses.

Item 15.
Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our charter provides that, to the fullest extent permitted by the DGCL, no director of our corporation shall be liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our charter provides that we will indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding (whether or not by or in the right of our corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of our corporation, or is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or in a similar capacity with another corporation, partnership, joint venture, sole proprietorship, trust, nonprofit entity, employee benefit plan or other enterprise, against all judgments, penalties (including excise and similar taxes), fines, settlements and expenses (including attorneys’ fees and court costs), actually and reasonably incurred by or on behalf of the indemnitee in connection with such action, suit or proceeding, to the fullest extent permitted by any applicable law. Under certain circumstances, expenses must be advanced to directors and officers, and may be advanced to other indemnitees. Directors and officers are required to provide us with an undertaking to repay the advance if it is ultimately determined that such person is not entitled to be indemnified by us.

Our bylaws further provide that any person entitled to indemnification will only be indemnified if such person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws further provide that we will indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of our corporation to procure a judgment in our favor by reason of the fact that such person is or was a director, officer, employee or agent of our corporation, or is or was serving at our request, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense (including attorney’s fees) which the Court of Chancery of Delaware or such other court shall deem proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or any claim, issue or matter therein, such person shall be indemnified by us against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
We may pay expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us under the law or our Bylaws. We may also impose other terms and conditions on any such payment that we deem appropriate.
Unless ordered by a court, we can only indemnify a person if it is authorized after a determination has been made that the indemnification is proper in the circumstances because the person has met the proper standard of conduct set forth in our bylaws. These determinations shall be made, with respect to a person who is a director or officer at the time of the determination (1) by a majority of the vote of directors who are not parties to the action, suit or proceeding, or a committee thereof designated by majority vote of such directors, (2) under certain circumstances, by independent legal counsel in a written opinion or (3) by our stockholders.
Additionally, we have entered into indemnification agreements with each of our current directors and officers. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted by Delaware law. These agreements provide that we indemnify such persons against certain liabilities that may arise by reason of their status or service as a director or officer, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy that we may choose to maintain.
On October 28, 2020, we entered the Merger Agreement to acquire Lon. Pursuant to the Merger Agreement, Rise Merger Sub, Inc., our direct wholly-owned subsidiary, merged with and into Lon on December 3, 2020, with Lon continuing as the surviving company and our wholly-owned subsidiary. Under the Merger Agreement, for six years after the effective time of the Merger, we are required to cause the surviving company in the Merger, and the surviving company is required, to maintain the indemnification, exculpation and advancement of expenses rights existing in favor of present and former directors and officers of Lon and its subsidiaries as contained in Lon’s organizational documents in effect at the time of the Merger.
The Merger Agreement also requires that the surviving company will, and we will cause the surviving company to, maintain in effect for six years from the effective time of the Merger directors’ and officers’ liability insurance on terms at least as favorable to these individuals as Lon’s directors’ and officers’ liability insurance policies then in effect with respect to events occurring at or prior to the effective time of the Merger, provided that the annual premium does not exceed 300% of the then-current annual premium paid by Lon.

On September 11, 2014, we entered into an agreement and plan of merger, with Conversant, Inc. and Amber Sub LLC, which at the time was our direct wholly-owned subsidiary, or the Conversant merger agreement, pursuant to which on December 10, 2014, Conversant, Inc. merged with and into Amber Sub LLC, with Amber Sub LLC continuing as the surviving company and at the time was our direct wholly-owned subsidiary (now known as Conversant LLC). Under the Conversant merger agreement, for six years after the effective time of the merger, we are required to cause the surviving company in the merger, and the surviving company is required, to maintain the indemnification, advancement of expenses and exculpation rights existing in favor of present and former directors, officers or employees of Conversant, Inc. and its subsidiaries as contained in Conversant, Inc.’s organizational documents (and Conversant, Inc.’s subsidiary organizational documents) in effect at the time of the merger or indemnification agreements in effect on September 11, 2014.
The Conversant merger agreement also requires that the surviving company will, and we will cause the surviving company to, maintain in effect for six years from the effective time of the merger directors’ and officers’ liability insurance on terms at least as favorable to these individuals as Conversant, Inc.’s directors’ and officers’ liability insurance policies then in effect with respect to events occurring at or prior to the effective time of the merger, provided that the annual premium does not exceed 250% of the then-current annual premium paid by Conversant, Inc.
We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.
Exhibits.

The Exhibit Index filed herewith and appearing immediately before the signature page hereto is incorporated by reference in this Item 16, and the exhibits listed therein are filed as a part of this registration statement.
Item 17.
Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Alliance Data Systems Corporation
Exhibit Index
Exhibit Number	Description of Exhibits
4.1	Description of Registrant’s Common Stock (incorporated by reference to Exhibit No. 4.2 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 28, 2020, File No. 001-15749).
4.2	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 10, 2016, File No. 001-15749).
4.3	Certificate of Designations of Series A Preferred Non-Voting Convertible Preferred Stock of the
Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant’s Current Report on
Form 8-K filed with the SEC on April 29, 2019, File No. 001-15749)
4.4	Fifth Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit No.
3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 1, 2016, File
No. 001-15749).
4.5	Specimen Certificate for shares of Common Stock of the Registrant (incorporated by reference to Exhibit No. 4 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 8, 2003, File No. 001-15749).
*5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Ary Roepcke Mulchaey, P.C.
*23.3	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 filed herewith).
*24.1	Powers of Attorney (included on signature pages hereto).

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on the 7th day of December 2020.
ALLIANCE DATA SYSTEMS CORPORATION
By:	/s/ Joseph L. Motes III Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Ralph J. Andretta and Joseph L. Motes III, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the date indicated.
NAME	TITLE	DATE
/s/ Ralph J. Andretta Ralph J. Andretta	President and Chief Executive Officer and Director (principal executive officer)	December 7, 2020
/s/ Timothy P. King Timothy P. King	Executive Vice President and Chief Financial Officer (principal financial officer)	December 7, 2020
/s/ Laura Santillan Laura Santillan	Senior Vice President and Chief Accounting Officer (principal accounting officer)	December 7, 2020
/s/ Roger H. Ballou Roger H. Ballou	Chairman of the Board (Director)	December 7, 2020
/s/ John C. Gerspach, Jr. John C. Gerspach, Jr.	Director	December 7, 2020

NAME	TITLE	DATE
/s/ Rajesh Natarajan Rajesh Natarajan	Director	December 7, 2020
/s/ Timothy J. Theriault Timothy J. Theriault	Director	December 7, 2020
/s/ Laurie A. Tucker Laurie A. Tucker	Director	December 7, 2020
/s/ Sharen J. Turney Sharen J. Turney	Director	December 7, 2020